Exhibit A

EVSI Debts and Obligations

Amount	Payee	Source of Obligation	Method of Payment and Special instructions	Payor	Paid out of Escrow	Priority	Paid by CSS	Paid by Mauritz & Couey
$25,000.00	Mauritz & Couey	EVSI Audit	Paid out of Escrow.	Escrow	$25,000.00	1
$31,673.60	Matagorda Co.	Personal Property Taxes	Paid out of Escrow.	Escrow	$31,673.60	4
$75,000.00	Meuse	Commissions	Paid out of Escrow.	Escrow	$75,000.00	1
$25,000.00	Luckman	Consulting fees	Paid out of Escrow.	Escrow	$25,000.00	1
$42,649.44	DB&C	Legal fees	Paid out of Escrow.	Escrow	$42,649.44	1
$101,646.73	Wharton Co.	Personal Property Taxes	Paid out of Escrow.	Escrow	$101,646.73	5
$118,864.96	Matagorda Co.	RE taxes	$54,864.96 paid out of escrow for Black Cat Store and Edco bulk plant, $39,000 has been paid, $25,000 will be paid by Mauritz & Couey (Kincer bulk plant property sold to them)	Escrow	$54,864.96	2		$25,000.00
$223,248.24	Wharton Co.	RE taxes	$144165.27.24 paid out of Escrow on Hungerfor store, balance will be paid by CSS in pending property sales of Wharton and Boling stores ($79082.97)	Escrow	$144,165.27	3	$79,082.97
$643,082.97					$500,000.00		$79,082.97	$25,000.00

								$604,082.97
								$39,000.00	Paid
								$643,082.97